Pricing Supplement No. 7                      Rule 424(b)(2)

Dated:  February 8, 1999                    Registration No. 333-01737

(To Prospectus dated April 24, 1996, and Prospectus Supplement dated
July 2, 1996)

                                 WELLS FARGO & COMPANY
                      (formerly known as Norwest Corporation)

                              Medium-Term Notes, Series J

                                  Floating Rate Notes



Principal Amount:            $500,000,000

Proceeds to Company:         $499,970,000

Original Issue Date:         02/11/99

Stated Maturity:             03/10/2000

Form:                        Book Entry

Floating Rate Basis:         LIBOR Telerate page 3750

Initital Interest Rate:      4.89125%

Interest Payment Dates:      June 10, September 10, December 10 of 1999
                             March 10, 2000

Regular Record Dates:        Fifteen calendar days preceding each Interest
                             Payment Date

Interest Determination
Dates: Second London banking day preceding each Interest Reset Date

Interest Reset Dates:        June 10, September 10 and December 10 of 1999


Index Maturity:              3-month

Spread:                      -11 bp

Agent:                       Morgan Stanley

Currency:                    U.S. Dollars

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Other Terms:  CUSIP #94974BAA8

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